WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

AGREEMENT

1.	This Agreement is made between Octel Corp of 220 Continental Drive, Newark, DE 19713, USA (“the Parent”), The Associated Octel Company Limited of Global House, Bailey Lane, Manchester, M90 4AA, UK (“the Employer”) and Dennis Graham John Kerrison of Flat 7, Consort House, 45 Queensgate, London, SW7 5HR (“the Executive”).

2.	The Executive is employed by the Parent and the Employer and the terms set out in this Agreement have been agreed between the parties (and, for the avoidance of doubt, shall replace and be in substitution for the terms of the Service Agreement (as defined in clause 3.1) save to the extent that the contrary is provided for in this Agreement) and is made without any admission of liability on the part of the Parent, the Employer and the Executive.

3.	The Executive’s employment with the Parent and the Employer will terminate on 8 April 2007 (“the Termination Date”). On 15 April 2005 the Executive’s resignation from his posts as President and Chief Executive Officer shall become effective and from that date through until the Termination Date the Executive will be on garden leave. During the garden leave period; (a) the Executive will remain available to provide reasonable consulting services if so requested by the Parent or the Employer with reasonable prior notice; (b) unless the Executive is specifically required by the board of the Parent to perform duties, he should not attend at the premises of the Parent or the Employer; and (c) the Executive shall be entitled to undertake work (whether paid or otherwise) for or otherwise be engaged or interested in any business or other concern subject to the prior written consent of the Chairman of the Parent. The Executive shall be reimbursed for all reasonable expenses incurred in providing the consulting services.

3.1

The Executive will be paid his normal salary (less PAYE deductions) and will continue to be provided with all contractual benefits (with the same level of benefits as hitherto) provided for in the service agreement between the Employer and the Executive dated 22nd May 1998 (“the Service Agreement”) including in respect of pension (in accordance with clause 3.3) and financial advisory services. The Executive will be eligible to participate in the MICP for the Financial Year 2005. In relation to the percentage of the bonus which is determined by the

Parent, the Employer’s and/or the Group’s financial performance this will be at the same level as fixed by Compensation Committee for all other participants. The percentage of the bonus which relates to personal performance of the Executive will be measured against the specific objective of the Parent/Employer achieving a $10 million improvement in operating income above the figure set out in the Parent and Employer’s 2005 budget.

3.2	From 31 December 2005 to the Termination Date the Executive will be paid his normal salary (less PAYE deductions) and his revised entitlement to benefits will be as set out below:

3.2.1	Cover for the Executive and his spouse under the Employer’s private health scheme, (with the same level of benefits as hitherto), currently with Medisure, for the period up to and including 31 March 2007 will be provided.

3.2.2	Life insurance cover for the Executive at a level of 4 times basic salary for the period up to and including 31 March 2007 will be provided.

3.2.3	The Executive will continue to receive the pension entitlements provided for under clause 7 of the Service Agreement as amended on 5 July 2000. In doing so, the Employer and Parent will comply with clause 3.3.

3.2.4	The Executive will forfeit any rights or entitlement he may have to receive any bonus payment whether under the Management Incentive Compensation Plan or otherwise in respect of the financial year ending 31 December 2006. The Executive will, however, be eligible for consideration for a discretionary bonus payable at the Termination Date. Any bonus paid under this sub-clause will be determined by the Compensation Committee (acting in good faith and in a fair and objective manner) and approved by the Board of the Parent (again, acting in good faith and in a fair and objective manner). In determining the amount of any bonus payable, the Compensation Committee will take into account amongst other things the Executive’s waiver in respect of any interest in Octel Innovations Limited the degree of co-operation from the Executive during the period between the date of this Agreement and the Termination Date and any specific contribution which the Executive has made at the request of the Board (to the extent that any requests are made) to the Parent or the Employer’s financial performance or results.

3.2.5	The Executive’s holiday entitlement under clause 11 of the Service Agreement will be taken in the course of the period of garden leave.

3.2.6	The provision on change of control in clause 17.6 of the Service Agreement ceases to have effect from the date of this Agreement.

3.3	The Parent and the Employer will discharge their obligations under the pension arrangements referred to in clause 7 of the Service Agreement (as amended on 5 July 2000) and will exercise any powers and discretions under those arrangements as regards the Executive in good faith. Without prejudice to any other obligations on them to contribute to the FURBS, the Parent and the Employer will (to the extent required by the Executive) contribute to the FURBS in the manner recommended in a memorandum from Cathy Hessner to James Puckridge of 1 March 2004.

3.4	If in the period from the date of this Agreement to the Termination Date the Executive commits any act or acts of serious or repeated misconduct in relation to his employment by the Employer then his employment may be terminated by the Parent or the Employer with immediate effect and he will forfeit any rights to the payments and benefits provided for in this clause 3. If the termination of the Executive’s employment under this sub-clause is found by any court or tribunal to be unlawful then his entitlement to the payments and benefits provided for under clause 3 will be reinstated.

4.	This Agreement has the effect for the purpose of compromising by means of full and final settlement any or all of the following claims (which exclude, for the avoidance of doubt, any claims arising under the terms of this Agreement) which the Executive has or may have whether against the Parent and the Employer, any other company in the group of companies to which the Employer is a member (“associated company”) or any of its or their officers, directors or employees or whether arising directly or indirectly out of or in connection with his employment with the Parent and the Employer, its termination or otherwise, including but not limited to:

4.1	any claim for breach of contract (save for any terms of this Agreement);

4.2	any claim for a contractual or statutory redundancy payment;

4.3	save for an accrued but untaken holiday as at the date of this Agreement, any claim for holiday pay;

4.4	save as otherwise provided for in this Agreement and any accrued but unpaid expenses which will be reimbursed to the Executive in accordance with the Employer’s expenses policy, any claim for outstanding pay, overtime, expenses, bonuses or commission;

4.5	any claim for unfair dismissal;

4.6	any claim for termination of employment without notice or on short notice;

4.7	any claim under the Employment Rights Act 1996 and/or the Trade Union and Labour Relations (Consolidation) Act 1992;

4.8	any claim under the Sex Discrimination Act 1975 (as amended), the Race Relations Act 1976 (as amended), Equal Pay Act 1970 (as amended), the Disability Discrimination Act 1995 or under European Community Law;

4.9	any claim under the Working Time Regulations 1998 (as amended);

4.10	any claim under the Public Interest Disclosure Act 1998;

4.11	save as provided for in this Agreement any claim in relation to any share options which have not been exercised at the Termination Date or any share options which may have been granted to the Executive during the course of his employment;

4.12	any claim under the Data Protection Act 1998.

4.13	any claim for personal injury or stress arising out of any claim for discrimination over which an employment tribunal would have jurisdiction;

4.14	any claim for a breach of the Part-Time Workers (Prevention of Loss Favourable Treatment) Regulations 2000, or action or detriment under Regulation 7 of those Regulations;

4.15	any claim for a breach of the Fixed -Term Employees (Prevention of Loss Favourable Treatment) Regulations 2002, or action or detriment under Regulation 6 of those Regulations;

4.16	any other claim (save for any claim relating to terms of this Agreement); arising directly or indirectly out of or in connection with the Executive’s employment, its termination or otherwise provided always that subject to this clause 4 that nothing in this Agreement shall affect any claims for personal injury which the Executive may have or pension rights accrued as at the Termination Date. The Executive confirms that he is not aware of any right or cause of action giving rise to a personal injury claim.

The Executive confirms that he is aware of no other claim or grounds to make a claim against the Parent, the Employer or any associated company in relation to any other matters howsoever arising.

5.	The parties believe the following statements to be true:

5.1	The Executive has received independent advice from a relevant independent advisor (as defined in the Employment Rights (Dispute Resolution) Act 1998) as to the terms and effect of this Agreement and in particular its affect upon his ability to pursue his rights before an Employment Tribunal;

5.2	The independent advisor referred to in paragraph 5.1 was David Williams of Kemp Little LLP, Solicitors of Cheapside House, 138 Cheapside, London, EC2V 6BJ (“the Advisor”);

5.3	There was in force when the Advisor gave the advice referred to in paragraph 5.1 a contract of insurance, or an indemnity provided for members of a profession or professional body covering the risk of a claim by the Executive in respect of loss arising in consequence of the advice;

5.4	The conditions of sub-section 203 (3) of the Employment Rights Act 1996 (as amended), sub-section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992 (as amended), sub-section 77(4A) of the Sex Discrimination Act 1975 (as amended), sub-section 72(4A) of the Race Relations Act 1976 (as amended) and sub-section 9(3) of the Disability Discrimination Act 1995 and other legislation regulating compromise agreements are satisfied, and;

5.5	The Advisor by signing Schedule 1 to this Agreement warrants the circumstances set out in sub-paragraphs 5.1, 5.2, 5.3 and 5.4 above are correct.

6.	The Executive undertakes that save as may otherwise be agreed with the Parent and the Employer he will return all property belonging to the Employer,

including, without limitation, keys, accounting, marketing and sales documentation and all confidential information when requested to do so by the Parent or the Employer at any time on or before the Termination Date.

7.	In consideration for the Executive agreeing to the provisions of paragraph 4 above, the Parent and the Employer agree, without any admission of liability:

7.1	To meet the obligations set out in paragraphs 3.1, 3.2 and 3.3 above.

7.2	To make a contribution of up to £500 (exclusive of VAT but inclusive of disbursements) towards the Executive’s legal expenses incurred solely in connection with advice in relation to this Agreement provided always that the Employer is provided with a copy of the invoice rendered to the Executive by the Advisor marked as payable by the Employer. The Executive agrees to be responsible for all other professional costs that he might have incurred as a result of the proposed termination of his employment.

To co-operate with the Executive and to comply with any reasonable requests made by him in respect of arrangements for payment of the salary and provision of any other benefits referred to in Clause 3 so as to ensure that they are delivered in as tax efficient a manner as possible from the perspective of the Executive provided always that the overall cost (other than reasonable management time and reasonable professional charges incurred in confirming the lawfulness of the planning request and in respect of implementation) to the Parent and the Employer of complying with any such arrangement is not increased.

7.3	The Executive shall have a period of 12 months from the Termination Date to exercise any options which have vested on or before the Termination Date under the Octel Corp Performance Related Share Option Plan (PRSOP). It is also agreed that for the purpose of the options which are the subject to this sub-clause the Executive will be deemed to have fully complied with any personal performance objectives and that no rights or discretion will otherwise be exercised in respect of the PRSOP so as to prevent or delay the exercise by the Executive or which would otherwise adversely affect his entitlements.

7.4	That the Executive shall have a period of 12 months from the Termination Date to exercise any options granted under the Octel Corp Company Share Option Plan (CSOP). Any options to the extent that they have not already done so, shall vest on the Termination Date. It is also agreed that no rights or discretion will be exercised in respect of the CSOP so as to prevent or delay the exercise by the Executive or which would otherwise adversely affect his entitlements.

7.5	Provided the Executive holds on the Termination Date the 5704 shares in the Parent purchased by him under the Co Investment Plan (CIP) he will be issued with matching shares in the Parent on a 50% basis that is 2852 shares. Any tax or other liability arising as a result of the transfer of the 2852 shares will be a liability of the Executive. Save as aforesaid it is also agreed that no rights or discretion will be exercised in respect of the CIP so as to prevent or delay the transfer of shares or which would otherwise adversely affect the Executive’s entitlements.

8.	Any sums due to be paid and benefits due to be provided under clause 3 above shall immediately cease to be due by the Parent and the Employer to the Executive should the Executive at any time following the signature of this Agreement pursue a claim relating to any of the matters set out in 4 above against the Parent or the Employer (but not, for the avoidance of doubt, any claim brought on the basis that the Employer has failed to comply with the terms of this Agreement) or otherwise be in material breach (which, if capable of remedy, has not been remedied by the Executive within a reasonable period of receiving a request to do so) of the terms of this Agreement.

9.	The Executive agrees:

9.1	That notwithstanding the termination of his employment he possesses information which is confidential to the Parent and the Employer and their affairs and that the disclosure of such information to any third party would or may cause the Parent and the Employer harm and damage. Accordingly, the Executive undertakes that he will not save as required by law directly or indirectly disclose to any third party any such confidential information. This clause shall not apply to information which shall become public knowledge other than through the act(s) or omission(s) of the Executive. Nothing in this Agreement shall prejudice the Executive’s continuing obligations to the Parent and the Employer at common law.

9.2	That he will on 15 April 2005 resign from any position he holds as a director or Trustee of the Parent and the Employer or any affiliated company in accordance with the draft letter attached at Schedule 2 of this Agreement.

9.3	That the provisions of clauses 13 and 14 of the Service Agreement remain in full force and effect. Further, the Executive undertakes that he will comply with his obligations under such clauses from the date of this Agreement through until the expiry of the period of protection provided for under clauses 13 and 14. For the avoidance doubt the Termination Date for the purposes of clause 14 is 8 April 2007.

9.4	That he will not at any time make or publish any statement to a third party which is of a derogatory or disparaging nature in relation to any of the officers or employees of the Parent and the Employer (or any Group Company) which is intended to or which might be expected to damage or lower their reputation. Any statements that the Executive shall make in relation to the Parent and the Employer (or any Group Company) will be consistent with the terms and the spirit of the announcements set out at Schedule 3 to this Agreement.

9.5	The Employer and the Parent agree that they will not (and shall use all reasonable endeavours to procure that their employees and officers do not and that the employees and officers of the Group do not) at any time make or publish any statement to a third party which is of a derogatory or disparaging nature in relation to the Executive which is intended to or which might be expected to damage or lower his reputation. However, notwithstanding anything to the contrary in this Agreement, nothing herein shall prevent Parent and the Employer from taking any actions or making any disclosures which it reasonably believes to be required by the applicable law, regulation, court order, internal corporate procedures or the rules of any relevant securities exchange.

10.	The Parent, the Employer and the Executive mutually undertake that they will use all reasonable endeavours to keep the existence and terms of this Agreement and in particular the payments or benefits received by the Executive pursuant to it strictly confidential. Specifically this clause shall not apply to the announcements set out at Schedule 3 or prevent the Parent and the Employer from complying with their disclosure obligations under the Companies Acts and the New York Stock Exchange listing rules (provided always that the terms of any such announcements are reasonably consistent with the terms and spirit of the announcements set out at Schedule 3 to this Agreement) or the Executive from discussing the details of this Agreement with his professional advisers or immediate family.

11.	The Parent and the Employer undertake that they will not (and shall use all reasonable endeavours to procure that their officers and employees shall not and that the officers and employees of any Group company shall not) make any statements in relation to the Executive other than statements which are consistent with the terms and the spirit of the announcements set out at Schedule 3 to this Agreement.

12.	The Parent and the Employer are entering into this Agreement for themselves and as agents for and trustees of any company which is a subsidiary or holding company or associated company of the Employer (“the Group”) and they are duly authorised to do so. The parties intend that the Group should be able to enforce in its own right the terms of this Agreement, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999.

13.	The Parent and Employer (on behalf of themselves and the Group) agree to waive and compromise by way of full and final settlement any claims or other rights of action which it or they may have against the Executive in respect of the circumstances concerning an alleged loan during the period leading up to the conclusion of this Agreement or any other facts or circumstances which the Parent, Employer, Group or any of its or their officers or employees are aware of on or prior to the date of this Agreement.

14.	Notwithstanding that this Agreement is marked “without prejudice and subject to contract”, it will, when dated and signed by all of the parties named below and accompanied by the Certificate at Schedule 1 of this Agreement signed by the Advisor become an open and binding agreement between the parties.

15.	This Agreement is governed by the law of England and any dispute is subject to the exclusive jurisdiction of the courts of England.

Signed	/s/ DENNIS J. KARRISON	Dated	April 8, 2005
by the Executive

Signed	/s/ DAVID WILLIAMS	Dated	April 8, 2005
by the Advisor

Signed	/s/ A duly authorized representative of OCTEL CORP.	Dated	April 8, 2005
for the Parent

Signed	/s/ A duly authorized representative of THE ASSOCIATED OCTEL COMPANY LIMITED	Dated	April 8, 2005
for the Employer

SCHEDULE 1

ADVISOR’S CERTIFICATE

I confirm that:

1.	I am a relevant independent advisor as defined in the Acts (as defined in the Agreement between the Executive. the Parent and the Employer to which this Certificate is annexed).

2. I have advised the Executive of the terms and the effect of the Agreement and in particular its effect on his ability to pursue a claim before an Employment Tribunal.

3. There is in force a contract of insurance covering the risk of a claim by the Executive in respect of loss arising in consequence of the advice.

Advisor’s signature	/s/ DAVID WILLIAMS

Advisor’s name	David Williams

Title	Solicitor

Advisor’s business address	Kemp Little LLP
Cheapside House
Cheapside,
London, EC2V 6BJ

Date	April 8, 2005

SCHEDULE 2

RESIGNATION AS DIRECTOR OR TRUSTEE

[•] April 2005

The Board of Directors

Octel Corp

Dear Sirs,

I hereby confirm my resignation as a Director or Trustee of Octel Corp and all affiliated companies including The Associated Octel Company Limited with effect from 15 April 2005. I confirm that I have no right or claim against Octel Corp, The Associated Octel Company Limited or any other affiliated companies for loss of office.

SIGNED, AS A DEED by DENNIS GRAHAM JOHN KERRISON

in the presence of:

Witness Signature:

Name:

Address:

Occupation: